                    PURCHASE AND SALE AGREEMENT







                              BETWEEN:




             BLACK DOME ENERGY CORPORATION, as "Seller"



                                AND


                  MBR RESOURCES, INC., as "Buyer"

                       TABLE OF CONTENTS
                       -----------------
                                                   PAGE NO.
                                                   --------
I.PURCHASE AND SALE                                   4
II.EFFECTIVENESS OF TITLE; PRODUCTION                 5
III.REVIEW OF RECORDS; ENCUMBRANCES                   6
IV.REPRESENTATIONS AND WARRANTIES OF SELLER           7
V.REPRESENTATIONS AND WARRANTIES OF BUYER             10
VI.PRE-CLOSING OBLIGATIONS OF SELLER                  11
VII.PRE-CLOSING OBLIGATIONS OF BUYER                  13
VIII.CONDITIONS TO CLOSING                            13
IX.CLOSING                                            14
X.POST-CLOSING OBLIGATIONS                            15
XI.TERMINATION                                        16
XII.ENVIRONMENTAL CONDITIONS                          17
XIII.TAXES                                            18
XIV.DEFAULT                                           18
XV.MISCELLANEOUS                                      19


                          LIST OF EXHIBITS
                          ----------------
           "A"      DESCRIPTION OF SUBJECT PROPERTY
           "B"      EXCLUDED PROPERTIES
           "C"      ASSIGNMENT AND BILL OF SALE
           "D"      LIST OF WELLBORES

                PURCHASE AND SALE AGREEMENT


  THIS AGREEMENT is made and entered into this ____ day of February, 1997, but effective for all purposes as of 11:59 p.m. local time on the 31st day of December, 1996 ("Effective Time"), by and between Black Dome Energy Corporation, a Colorado corporation, whose address is 1536 Cole Blvd., Suite 325, Golden, CO 80401 ("Seller"), and MBR Resources, Inc., an Oklahoma corporation, whose address is 525 South Main Street, Suite 1200, Tulsa, OK 74103-4525 ("Buyer"), Seller and Buyer are hereinafter individually referred to as "Party" and collectively as "Parties".

                   W I T N E S S E T H

  WHEREAS, Seller owns undivided interests in and to the oil and gas leases described on Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Leases"), insofar as the Leases cover and relate to the lands described in Exhibit "A" (the "Lands"), together with the Seller's undivided interests in and to all the property and rights incident thereto, including without limitation, the wells and wellbores, whether useable or not, as generally described on Exhibit
"A" (the "Wells"), the production therefrom, lands pooled or spaced therewith, all rights in, to and under all agreements, production sales contracts, leases, permits, easements, licenses, options and orders in any way relating thereto, and in and to all data, personal property, fixtures and improvements now or as of the Effective Time thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treating of hydrocarbons, water or salt water produced therefrom or attributable thereto, together with all other interests, including surface or mineral rights, owned by Seller in and to the Leases and Lands, all of such interests of Seller described in this paragraph being hereinafter collectively referred to as the "Subject Property", and;

  WHEREAS, Seller desires to sell to Buyer and Buyer desires to acquire from Seller all of Seller's right, title and interest in and to the Subject Property for the consideration and upon the terms and conditions hereinafter set forth.

  NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                            ARTICLE I

                        PURCHASE AND SALE

  1.1 Agreement to Sell and Purchase. Subject to the terms and conditions
      -------------------------------
of this Agreement, Buyer agrees to purchase and take, and Seller agrees to sell, transfer and convey, as of the Effective Time, all of Seller's right, title and interest in and to the Subject Property and such interests sold, transferred and conveyed to Buyer pursuant to this Agreement are hereinafter referred to as "the Subject Property".

  1.2 Conveyed Interest Inclusions. The Subject Property shall include
      -----------------------------
all of Seller's undivided interest in the following:

  A. All existing oil and gas leases covering the Lands as described on Exhibit "A" attached hereto;

  B. All existing agreements including, but not limited to, operating agreements, rights-of-way agreements and resolutions, releases, assignments, oil or gas sale contracts, gas gathering and processing contracts, and any and all other instruments and agreements pertaining thereto;

  C. All (i) wells (including productive wells, non-productive wells capable or not capable of production and usable and non-usable wellbores) tanks, pipelines, compressors, steam generators, fixtures, equipment, improvements, field office and related equipment (including any buildings or structures located on or in any equipment yards not specifically excluded from this sale), and other property and (ii) easements, rights-of-way, permits, licenses, servitudes, environmental permits, orders, rights, authorizations and appurtenances, used or held for use or related to the Leases, Lands and Wells or the development or operation thereof or the production, treatment, storage, compression, processing or transportation of hydrocarbons therefrom or thereon;

  D. All rights and obligations arising from associated contracts applicable to the Leases, Lands, and Wells;

  E. Subject to Paragraph 2.1 below, all oil, gas or other minerals or other substances produced from or attributable to the Leases, Lands, and Wells from and after the Effective Time, together with all proceeds from or attributable thereto; and

  F. All goodwill associated with the Leases, Lands, and Wells and;

  G. All oil and gas leases, working interests, overriding royalty interests, mineral interests, royalty interests and all other interests and property of every kind and character, insofar as the same cover or relate to the Lands, and the physical property thereon or used or obtained for use in connection therewith, even though such rights, titles and interests may be incorrectly or insufficiently described or referred to in, or a description thereof be omitted from Exhibit "A".

  1.3 Excluded Properties.  The properties listed on Exhibit "B" are
      --------------------
not being sold by Seller and are specifically excluded from this Purchase and Sale Agreement.

  l.4 The Purchase Price. The purchase price for the Subject Property
      -------------------
hereunder shall be Nine Hundred Twenty-One Thousand Two Hundred Fifty Dollars ($921,250) subject to adjustment at Closing as provided for hereinbelow payable to Seller by wire transfer or certified funds at the Closing; and the parties hereto agree to make adjustments to the purchase price at Closing to insure that the estimated capital costs, expenses and revenues which accrue to the Subject Property prior to Effective Time are borne and owned by Seller, and that the estimated capitalcosts, expenses and revenues which accrue to the Subject Property after the Effective Time are borne by and owned by Buyer.

                             ARTICLE II

                 EFFECTIVENESS OF TIME; RECORDS

  2.1 Effective Time. Ownership of Seller's right, title, and interest
      ---------------
in and to the Subject Property shall be transferred from Seller to Buyer at the Closing, but shall be effective as of the Effective Time which is agreed to be 11:59 p.m. local time, on the 31st day of December 1996. Seller shall be entitled to any amount attributable to the sale of hydrocarbons from the Subject Property prior to the Effective Time, even if received after the Effective Time, and shall be liable for the payment of all expenses and fees including, but not limited to, capital expenses, attributable to the Subject Property prior to the Effective Time. In addition, any oil in lease tanks above pipeline connections at the Effective Time shall remain the property of Seller. Buyer shall be entitled to any amount attributable to the sale of hydrocarbons produced from the Subject Property subsequent to the Effective Time, and Buyer shall be liable for the payment of all expenses and fees, including, but not limited to, capital expenses, attributable to the Subject Property subsequent to the Effective Time.


  2.2 Records.  At or within 10 days after the Closing, Seller shall
      --------
provide, to the extent it has in its possession, originals (or copies to the extent Seller does not have originals in its possession) of all of the applicable files, records and data relating to the items described in Paragraph 1.2 subsections A, B C, D, E, F and G, including available title records (including abstracts of title and title curative documents), contracts, production records, electric logs, core data, pressure data, decline curves and graphical production curves, and all related matters in the possession of Seller, but excluding the internal financial and accounting records of Seller, (hereinafter referred to as "Records");

related to the Subject Property to Buyer. Seller may retain copies, at Seller's expense, of any Records. Seller shall have reasonable access to all records regarding the Subject Property for a period of 6 years or the length of any applicable statute of limitations, whichever is longer, for the purpose of defending itself against any claims asserted by a third party.

                       ARTICLE III

             REVIEW OF RECORDS; ENCUMBRANCES

   3.1 Access to Records and Leases.  Until the Closing, Seller will
       -----------------------------
provide Buyer access to the Records in Seller's possession relating to the Subject Property and will use its best efforts to furnish to Buyer all other information (including production, accounting and financial information) with respect to the Subject Property as Buyer may from time to time reasonably request, except for Seller's technical interpretive data, and data and information as to which Seller is prohibited from disclosing by law or agreement with a third party. Such access by Buyer shall be limited to Seller's normal business hours, by appointment only, and shall be without disruption of Seller's normal and usual operations. Seller hereby grants to Buyer a license to enter upon the Subject Property prior to the Closing, by appointment and accompanied by a Seller representative, in order to conduct inspections and appraisals which Buyer may desire at Buyer's sole cost, risk and expense to determine the condition of the Subject Property, including, without limitation, whether hazardous substances are present, or environmental problems exist, in or under the Subject Property. Buyer shall indemnify and hold harmless Seller, and Seller's Officers, Directors, Employees, Agents and Representatives for any and all damages or injuries incurred or caused by Buyer's property inspections, including damage or harm to Seller's leases, equipment and facilities.



  3.2  Title Matters.  At any time before February 19, 1997 at 5:00 p.m.
       --------------
CDT, Buyer may notify Seller in writing of all or any portion of the Subject Property that Buyer believes is affected by one or more Title Defects, giving full particulars about each Title Defect. "Title Defect" shall mean a deficiency in net revenue interests as to the wellbores shown in attached Exhibit "D", working interests as to the wellbores shown in attached Exhibit "D", rights-of-way, natural gas contracts, oil contracts, joint operating agreements, lease operating statements, accounts payable, well inventories, division orders, regulatory files, gas imbalances, leases, preferential rights to purchase, consents to assign, third party reversionary rights, any other contracts affecting the Subject Property, or a deficiency resulting from a defect or uncured event of default which adversely affects the value of the Subject Property.

  Upon delivery of such notice by Buyer of a Title Defect, Seller may elect to cure any such Title Defect to Buyer's reasonable satisfaction prior to Closing. Failure of Buyer to notify Seller in writing prior to February 19, 1997 at 5:00 p.m. CDT of any Title Defect shall be deemed Buyer's acceptance of such condition. If prior to Closing all Title Defects have not been cured to the reasonable satisfaction of Buyer, then the following shall occur:

  A. Buyer may nevertheless elect to assume such Title Defect and proceed to Closing; or

  B. Buyer may elect to terminate this Agreement without penalty or other liability to the Seller and such termination shall not be considered a default under this Agreement.

                             ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents as follows:

 4.1 Disclaimers. Prior to Closing Seller will give Buyer access to the
     ------------
officers and employees of Seller, and the books, records, and files of Seller relating to the Subject Property. Buyer further acknowledges that in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent investigation of the assets, including a physical inspection. Accordingly, except as specifically set forth in this
Article IV, Buyer acknowledges that Seller has not made, and Seller hereby expressly makes no warranties or representations, express or implied, in connection with the Subject Property, and expressly disclaims any such representations or warranties. SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO THE CONDITION OF ANY REAL OR PERSONAL PROPERTY, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE SUBJECT PROPERTY INCLUDING (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS; (iv) ANY RIGHTS OF BUYER UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION; (v) ENVIRONMENTAL DAMAGES OR DEFECTS, INCLUDING POLLUTION, CONTAMINATION, HAZARDOUS SUBSTANCES OR CONDITIONS, LEAKAGE, NATURALLY OCCURRING RADIATION, WHETHER NOW KNOWN OR LATER DISCOVERED, AND WHICH OCCURRED

BEFORE, ON, OR AFTER THE CLOSING DATE OF THIS AGREEMENT; (vi) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY BUYER THAT THE PERSONAL PROPERTY, FIXTURES AND ITEMS, BOTH SURFACE AND SUBSURFACE ARE CONVEYED TO BUYER AS IS, WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

  4.2 Organization, Good Standing and Qualification. Seller is, and at
      ----------------------------------------------
the Closing Seller will be, duly organized, validly existing, and in good standing under the laws of the State of Colorado, having all necessary power to carry on its businesses as now owned and operated by it, or as it will be owned and operated after the Closing, and is duly qualified to do business and is in good standing in all jurisdictions in which the Subject Property is located and all other jurisdictions in which the nature of its business makes such qualification necessary.

  4.3 Power. Seller has the power to enter into and perform this
      ------
Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the transactions contemplated by this Agreement will not violate (i) any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) any material agreement or instrument to which Seller is a party or by which Seller is bound; (iii) any judgment, order, ruling or decree applicable to Seller as a party in interest; or (iv) any law, rule or regulation applicable to Seller, other than, in all cases, a violation which would not have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement or on its financial condition.

  4.4 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all requisite action on the part of Seller, and prior to the Closing, this Agreement will have been specifically ratified by Seller's Board of Directors. This Agreement and all other Closing documents have been duly executed and delivered by or on behalf of Seller and, at the Closing, all documents and instruments required to be executed and delivered by Seller shall have been duly executed and delivered. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4.5 Brokers. Seller has not incurred any obligation or liability,
      --------
contingent or otherwise, for brokers' or finders' fees relating to the matters provided for in this Agreement which will be the responsibility of Buyer; and any such obligation or liability that might exist shall be the sole obligation of Seller.

  4.6 Violation of Law. To the best of Seller's knowledge, Seller is
      -----------------
not in violation, and at the Closing Seller will not be in violation, of any applicable laws, rules, regulations or orders of any governmental agency having jurisdiction over the Subject Property or operations thereon which would result in a material impairment or loss of title to any material part of the Subject Property or the value thereof or which would materially hinder or impede the operation of the Subject Property.

  4.7 Claims and Litigation. There is no suit, action, claim,
      ----------------------
investigation, or inquiry by any person or entity or any administration agency or governmental body and no legal, administrative, or arbitration proceeding now pending or, to the best of Seller's knowledge, threatened before any court or administrative body against Seller which, upon determination, would result in a material impairment, loss of title to any material part or adversely affect the value of the Subject Property or which has or will materially affect Seller's ability to consummate the transactions contemplated by this Agreement.

  4.8 Accuracy. The Records, including the maps, written production data
      ---------
and written financial information furnished or to be furnished to Buyer in connection with this Agreement, have been or will be prepared without intentional misrepresentation or intentional omission of material facts or disclosures.

  4.9 Taxes and Assessments. To the best of Seller's knowledge, all ad
      ----------------------
valorem, production, severance, excise, and similar taxes and assessments based upon or measured by the value of the Subject Property or the ownership or value of the production of hydrocarbons from the Subject Property which have become due and payable have been properly paid or are being challenged in good faith, all applicable tax returns have been filed, and Seller knows of no claim by any applicable taxing authority in connection with the payment of these taxes.

  4.10 Material Misstatements or Omissions. No representation or warranty
       ------------------------------------
by Seller in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading.

  4.11 Contracts.  Seller has not entered into any contract or agreement
       ----------
for the sale of any of the Subject Property to any third person or which gives any person any right, title or interest (conditional or otherwise) in the Subject Property, other than contracts for the sale of current production.

   4.12 Gas Imbalances. Seller makes no representations or warranties of
        ---------------
any kind with respect to any deficiency payments under gas contracts covering or included within the Subject Property for which any party has a right to take deficiency gas therefrom. The Buyer shall take the Subject Property, subject to any gas imbalances, whether over or under, that affect the Subject Property.


                          ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller the following:

  5.1 Organization, Good Standing and Qualification. Buyer is a
      ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of Oklahoma, will have all necessary power at the Closing to own its interest in the Subject Property and to carry on its business; is duly qualified to do business, and is duly licensed and bonded to operate wells, and is in good standing in all jurisdictions in which the Subject Property is located and all other jurisdictions which the nature of Buyer's business makes such qualification necessary.

   5.2 Power. Buyer has the corporate power to enter into and perform
       ------
this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Buyer and the transactions contemplated by this Agreement will not violate (i) any provision of the Certificate of Incorporation or Bylaws of Buyer; (ii) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; (iii) any judgment, order, ruling or decree applicable to Buyer as a party in interest; or (iv) any law, rule or regulation applicable to Buyer, other than, in all cases, a violation which would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement or on its financial condition or future business prospects.

  5.3 Authorization. The execution, delivery and performance of this
      --------------
Agreement, and the transactions contemplated by this Agreement, have been duly and validly authorized by all requisite corporate action on the part of Buyer and, prior to the Closing, this Agreement will have been specifically ratified by Buyer's Board on Directors. This Agreement and all other Closing documents have been duly executed and delivered on behalf of Buyer and at the Closing all documents and instruments required by this Agreement to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  5.4 Brokers. Buyer has incurred no obligation or liability, contingent
      --------
or otherwise, for brokers' or finders' fees relating to the matters provided for in this Agreement which will be the responsibility of Seller.


  5.5 Violation of Law. To the best of Buyer's knowledge, Buyer is not in
      -----------------
violation of any applicable laws, rules, regulations or orders of any governmental agency having jurisdiction over it or its operations which would result in a material impairment of its ability to conduct its business.

  5.6 Claims and Litigation. There is no suit, action, claim,
      ----------------------
investigation or inquiry by any person or entity or any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or, to Buyer's best knowledge, threatened before any court or administrative body against Buyer or any affiliate of Buyer which has or will materially affect Buyer's ability to consummate the transactions contemplated by this Agreement or its financial condition or future business prospects.

  5.7 Material Misstatements or Omissions. No representation or warranty
      ------------------------------------
by Buyer in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading.

                           ARTICLE VI

                PRE-CLOSING OBLIGATIONS OF SELLER

  6.1 Operations.
      -----------
   A.) During the time between the Effective Time and the Closing, Seller shall have all such access to the Subject Property as is necessary to continue operations thereon on behalf of itself and Buyer. Seller shall consult with Buyer with respect to all material decisions to be made with respect to the Subject Property, and shall operate the Subject Property (if and where applicable) as it has been operated prior to the Effective Time. Seller shall act, with respect to the Subject Property, in good faith and in accordance with its best business judgment. Seller shall exercise reasonable diligence in safeguarding and maintaining secure and confidential all geological and geophysical maps, confidential reports, and similar data relating to the Subject Property in its possession. Seller shall not transfer, sell, hypothecate, encumber, abandon or otherwise dispose of any material portion of the Subject Property without the prior written consent of Buyer.

  B.) Buyer acknowledges that Seller has and will incur certain administrative costs associated with the operation of the Subject Property during the time period between the Effective Time and Closing which are not directly billed to the Subject Property. As reimbursement for such costs, Buyer agrees to pay Seller at Closing an amount equal to $150.00 per producing Well (operated by Seller) per month (reduced proportionately if closing occurs before the end of a full month) for each month Seller operates the Subject Property on behalf of Buyer. This sum shall be in addition to the amount due Seller at Closing, as described in Paragraph 1.4.

   6.2 Permissions. Seller shall use reasonable efforts to obtain all
       ------------
permissions, approvals and consents by federal, state and local governmental authorities and others as may be required to consummate the transaction contemplated by this Agreement.

   6.3 Defaults. Seller shall give prompt written notice to Buyer of any
       ---------
notice of default (or written threat of default, whether disputed or denied by Seller) received or given by Seller subsequent to the Effective Time under any instrument or agreement affecting the Subject Property or by which the Subject Property is bound.

   6.4 Conduct of Business in Normal Course. Seller will carry on its
       -------------------------------------
business and activities on the Subject Property diligently and in substantially the same manner as they previously have been carried out, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from those methods used as of the Effective Time without the prior written consent of Buyer.

   6.5 Maintenance of Insurance. Seller will continue to carry all
       -------------------------
existing insurance, subject to variations in amount required by the ordinary operations of business until the Closing.

   6.6 New Transactions. Except in the event of an emergency, Seller
       -----------------
shall not, with respect to the Subject Property and without Buyer's prior written consent, do or agree to do any of the following acts:

    A. Enter into any contract, commitment or transaction (including any contract for the sale of current production for a period in excess of 31 days) not in the usual and ordinary course of its business; or

    B. Enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $15,000 individually or $30,000 in the aggregate; or

   C. Make any capital expenditures in excess of $15,000 for any single item or $30,000 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $15,000.

                             ARTICLE VII

                 PRE-CLOSING OBLIGATIONS OF BUYER

   7.1 Confidentiality. Buyer shall cause the information and data
       ----------------
furnished or made available by Seller to Buyer and its officers, employees and representatives in connection with this Agreement or Buyer's investigation of the Subject Property to be maintained in confidence and not to be used for any purpose other than in connection with this Agreement or Buyer's investigation of the Subject Property; provided, however, that the foregoing obligation shall terminate when the information or data in question becomes generally available to the oil and gas industry other than through the breach of the foregoing obligation.

   7.2 Return of Data. Buyer agrees that if this Agreement is terminated
       ---------------
for any reason whatsoever, Buyer shall, at Seller's request, promptly return to Seller all information and data furnished to Buyer, its officers, employees and representatives in connection with this Agreement or Buyer's investigation of the Subject Property, and Buyer agrees not to retain any copies of any such information or data.

   7.3 Cooperation. Buyer will cooperate with Seller to assist it in
       ------------
carrying out the Seller's obligations as set forth in Article VI above.

   7.4 Defaults. Buyer shall give prompt written notice to Seller of any
       ---------
notice of default (or written threat of default, whether disputed or denied by Buyer) received or given by Buyer subsequent to the date of this Agreement which would materially impair Buyer's ability to conduct its business affairs or consummate the transactions contemplated hereby.

                            ARTICLE VIII

                      CONDITIONS TO CLOSING

   8.1 Seller's Conditions. The obligation of Seller to consummate the
       --------------------
transaction contemplated by this Agreement is subject, at its option, to the fulfillment on or prior to the Closing of each of the following conditions:

    A. Representations. The representations and warranties of Buyer
       ----------------
contained in this Agreement shall be true and correct in all material respects on the Closing as though made on and as of such date.

    B. Performance. Buyer shall have performed all obligations, covenants
       ------------
and agreements hereunder and shall have complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

    C. Pending Matters. No suit, action or other proceeding, public or
       ----------------
private, shall be pending which (i) seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement; (ii) challenges the transactions contemplated by this Agreement under any federal, state or municipal law, rule or regulation; or (iii) seeks either monetary or injunctive relief from the transactions contemplated hereunder.

   8.2 Buyer's Conditions. The obligation of Buyer to consummate the
       -------------------
transaction provided for in this Agreement is subject, at the option of Buyer, to the fulfillment at or prior to Closing of each of the following conditions:

     A. Representations. The representations and warranties of Seller
        ----------------
contained in this Agreement shall be true and correct in all material respects as of Closing as though made on and as of such date.

     B. Performance. Seller shall have performed all obligations,
        ------------
covenants and agreements hereunder and shall have complied with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing.

     C. Pending Matters. No suit, action or other proceeding, public or
        ----------------
private, is pending, which (i) seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement; (ii) challenges the transactions contemplated by this Agreement under any federal, state or municipal law, rule or regulation; or (iii) seeks either monetary or injunctive relief from the transactions contemplated hereunder.

     D. Material Change. Except as permitted hereunder, Seller shall
        ----------------
not have transferred, sold, hypothecated, encumbered, abandoned or otherwise disposed of any material portion of the Subject Property.

                          ARTICLE IX

                            CLOSING

    9.1 Time and Place of Closing. If the conditions to Closing have been satisfied or waived, as appropriate, the Closing shall be held at the offices of the Seller, and the transfer of the purchase price per the terms of Paragraph 1.4 shall be accomplished on or before the 21st day of

February, 1997, or by such other method and at such other date and time as may be mutually agreed upon by the Parties.

   9.2 Closing Obligations. At the Closing:
       --------------------
     A. Seller shall execute, acknowledge and deliver the deeds, assignments, bills of sale, letters-in-lieu, and other transfer documents provided for in this Agreement in substantially the form described in Exhibit "C" which will convey all of Seller's right, title and interest in and to the Subject Property, and shall execute and deliver to Buyer such other instruments and take such other actions as may be necessary to carry out its obligations under this Agreement;

     B. Seller shall deliver, or make provision for delivery, to Buyer the Records pertaining to the Subject Property.

     C. Buyer shall deliver to Seller the purchase price as set forth in Paragraphs 1.4 and 6.1B above;

     D. Seller and Buyer shall execute, acknowledge, and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to its share of the production from the Subject Property;

     E. The Parties shall execute such other instruments and take such other action as may be necessary to carry out their obligations under this Agreement.


                              ARTICLE X

                      POST-CLOSING OBLIGATIONS

   10.1 Receipts and Credits. All monies, proceeds, receipts, credits
        ---------------------
and income attributable to the Subject Property for all periods of time subsequent to the Effective Time shall be the sole property and entitlement of Buyer, and to the extent received by Seller, Seller shall fully disclose, account for and transmit the same promptly to Buyer. All monies, proceeds, receipts and income attributable to the Subject Property, for all periods of time prior to the Effective Time, shall be the sole property and entitlement of Seller and, to the extent received by Buyer, Buyer shall fully disclose, account for and transmit the same promptly to Seller. All costs, expenses, disbursements, obligations and liabilities, except as set forth in Paragraph 4.1, attributable to the Subject Property for any time prior to the Effective Time, regardless of when due or payable, shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer for and hold Buyer harmless from and against same. All costs, expenses, disbursements, obligations and liabilities attributable to the Subject Property for periods of time from and after the Effective Time, regardless of when due or payable, shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller for and hold Seller harmless from and against same.

   10.2 Post-closing Adjustments. The Parties agree that they shall
        -------------------------
conduct an adjustment between the Parties, after Closing, of any further amounts owed between the Parties as a result of the transactions hereunder. On the 15th day of March, 1997, or such later date or dates as may be mutually agreed between the Parties, the Parties shall review the records of Seller and Buyer as to the monies, proceeds, credits, receipts, income, costs, expenses, disbursements, obligations and liabilities attributable to the Subject Property. Within 7 business days hereafter such sums as may be found due by such determination; per the terms of paragraph 10.1, shall be paid by the Party owing the same to the other Party.

   10.3 Recording. As soon as practicable after the Closing, Buyer shall
        ----------
record all deeds, conveyances and assignments of the Subject Property and provide Seller with copies of such recorded documents.

   10.4 Further Assurances. After the Closing, Seller and Buyer agree to
        -------------------
take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement. Until May 1, 1997, upon request, Seller shall provide to Buyer reasonable access to all accounting and financial information regarding the Subject Property.

                         ARTICLE XI

                         TERMINATION

    11.1 Right of Termination. This Agreement may be terminated:
         ---------------------
      A. By mutual consent of the Parties; or

      B. At the option of the non-breaching Party if the other Party is in material default of its obligations under this Agreement, ten (10) days after delivery of notice of such default to the breaching Party if a cure of the default is not effected; or

      C. By either Party if the Subject Property is substantially damaged or destroyed by fire or other casualty; or

      D.  By Buyer pursuant to paragraph 3.2 or 12.2.

    11.2 Effect of Termination. If this Agreement is terminated pursuant
         ----------------------
to Paragraph 11.1 above, this Agreement shall become void ab initio and of no further force or effect, except for the provisions of Paragraphs
7.1 and 7.2 above, which shall remain in force. In the event this Agreement is terminated pursuant to Paragraph 11.1B, above, each Party shall retain all rights which it may have against the other in law and at equity.

                          ARTICLE XII

                    ENVIRONMENTAL CONDITIONS

    12.1  Adverse Condition.  For purposes of this Article XII "Adverse
          ------------------
Environmental Condition" shall mean any contamination or condition resulting from any discharge, release, disposal, production, storage or treatment on or in the Subject Property or from the Subject Property or migration to or from the Subject Property to any other land, air or body of water, wherever located, of any wastes, pollutants, contaminants, hazardous materials or other materials or substances that are subject to regulation relating to the protection of the environment under present laws in effect as of the Effective Time (the "Environmental Laws").

    12.2  Notice.  Buyer shall notify Seller in writing of any Adverse
          -------
Environmental Conditions relating to the Subject Property and provide evidence thereof not later than February 14, 1997 at 5:00 p.m. CDT.
After receipt of such notice and prior to Closing, Seller shall either agree at its sole cost and expense to remedy such Adverse Environmental Conditions, individually or in the aggregate, prior to Closing, to the reasonable satisfaction of Buyer and in accordance with applicable Environment Laws or decline to undertake such remediation. Failure of Buyer to notify Seller in writing of any Adverse Environmental Conditions prior to February 19, 1997 at 5:00 p.m. CDT shall be deemed Buyers acceptance of such condition. If Seller does not agree to remedy, or agrees to remedy but does not remedy, to satisfaction of Buyer all or any Adverse Environmental Conditions, then under such circumstances the following shall occur:

     A.  Buyer may nevertheless elect to assume such Adverse
Environmental Conditions and proceed to Closing; or

     B. Buyer may terminate this Agreement without penalty or other liability to Seller and such termination shall not be considered a default as described under this Agreement.

                       ARTICLE XIII

                          TAXES

    13.1 Apportionment of Ad Valorem and Property Tax. All ad valorem
         ---------------------------------------------
taxes, real property taxes, personal property taxes and similar obligations relating to the Subject Property ("Property Taxes"), assessed prior to the Effective Date of this Agreement and yet to be paid by Seller, but payable after the Effective Time of this Agreement shall be allocated between the Parties based on the actual assessment of the taxing period in effect on the Effective Time. Seller agrees to prepare an estimate of said taxes prior to Closing. Said estimated amount shall be deducted from the portion of the purchase price payable to Seller at Closing, and Buyer shall pay such property taxes at such time as they become due and payable. No further adjustments for ad valorem taxes or similar taxes shall be made.

    13.2 Other Taxes. All production, severance, excise, windfall profit
         ------------
and other taxes relating to production of oil, gas and condensate attributable to the Subject Property prior to the Effective Time shall be paid by Seller, and all such taxes relating to such production from and after the Effective Time shall be paid by Buyer.

    13.3 Cooperation. Each Party shall provide the other with reasonable
         ------------
information which may be required by the other for the purpose of preparing tax returns and responding to any audit by any taxing jurisdiction. Each shall cooperate with all reasonable requests of the other made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither shall be required at any time to disclose to the other any tax returns or other confidential tax information.

                       ARTICLE XIV

                         DEFAULT

    14.1  Default by Buyer.  If Buyer shall default in the performance of
          -----------------
its obligations under this Agreement in any material respect or if, as a result of Buyer's breach of its obligations pursuant to this Agreement, the conditions precedent to Seller's obligation to close are not satisfied, and Seller shall not then be in default in the performance of its obligations hereunder in any material respect, Seller shall be entitled, as its sole remedy, to terminate this Agreement by written notice to Buyer and to recover its actual out-of-pocket costs and expenses (including reasonable attorneys and other professional fees) incurred in connection with the execution of this Agreement and the satisfaction of its obligations hereunder, but not including consequential, punitive or exemplary damages, or any other damages. Seller agrees that in no event shall its damages exceed $10,000.

   14.2 Default by Seller. If Seller shall default in the performance of its obligations under this Agreement in any material respect or if, as a result of Seller's breach of its obligations pursuant to this Agreement, the conditions precedent to Buyer's obligation to close are not satisfied, and Buyer shall not then be in default in the performance of its obligations hereunder in any material respect, Buyer shall be entitled, as its sole remedy, to terminate this Agreement by written notice to Seller and to recover its actual out-of-pocket costs and expenses (including reasonable attorneys and other professional fees incurred in connection with the execution of this Agreement and the satisfaction of its obligations hereunder, but not including consequential, punitive or exemplary damages, or any other damages.
Buyer agrees that in no event shall its damages exceed $10,000.

                             ARTICLE XV

                          MISCELLANEOUS

   15.1 Entire Agreement. This Agreement, the documents to be executed
        -----------------
pursuant to this Agreement, and the attached Exhibits constitute the entire agreement between Buyer and Seller pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions of Buyer and Seller, whether oral or written. There are no warranties, representations or other agreements between Buyer and Seller in connection with the subject matter of this Agreement except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.

  15.2 Waiver. No waiver of any of the provisions of this Agreement shall
        -------
be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

   15.3 Headings. The headings of articles and paragraphs used in this
        ---------
Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

   15.4 Assignment. No Party shall assign all or any part of this
        -----------
Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment made without such consent shall be void. Except as otherwise provided in this Paragraph 14.4, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns and legal representatives.

   15.5 No Third Party Beneficiaries. Nothing in this Agreement shall
        -----------------------------
entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

   15.6 Governing Law. This Agreement, other documents delivered
       ---------------
pursuant hereto, and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Colorado, excluding the body of law relating to conflicts of law and except to the extent mandatorily governed by the laws of any jurisdiction in which the Subject Property is located.

   15.7 Arbitration. Any claim or controversy arising out of the
        ------------
provisions of this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association. All hearings in any such arbitration shall be held in Denver, State of Colorado. Any judgment upon the award rendered by the arbitrator in such arbitration may be entered in any court having jurisdiction thereover.

   15.8 Attorney's Fees. In the event legal action is instituted in
        ----------------
order to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to recover, as an item of its costs, its reasonable attorney's fees incurred in such action. In no event, however, shall the aggregate amount of all damages (except for adjustments and post-closing adjustments to the purchase price), exceed $10,000, including attorney's fees.

   15.9 Notices. Any notice, communication, request, instruction or
        --------
other document required or permitted by this Agreement shall be given in writing by certified mail, return receipt requested, postage prepaid, or by prepaid air express, transmitted by facsimile (receipt verified) or delivered, as follows:

If to Buyer:

         MBR Resources, Inc.
         525 South Main Street
         Suite 1200
         Tulsa, OK  74103-4525
         Phone: (918) 583-0933
         FAX: (918) 582-4143

         If to Seller:

         Black Dome Energy Corporation
         1536 Cole Blvd., Suite 325
         Golden, CO  80401
         Phone: (303) 231-9059
         Fax: (303) 231-9098

   15.10 Expenses. Except as otherwise provided in this Agreement, each
         ---------
Party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel, accountants, and consultants) and shall not be entitled to reimbursement therefor from the other.

   15.11 Exhibits. All references in this Agreement to Exhibits shall be
         ---------
deemed to be references to such Exhibits as the same may be amended and supplemented by mutual agreement of the Parties through and as of the Closing.

   15.12 Publicity. The Parties agree that, prior to making any public
         ----------
announcement or statement with respect to the transactions contemplated by this Agreement, the Party desiring to make such public announcement or statement shall consult with the other Party and exercise its best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both Parties or (ii) obtain approval of the other Party to the text of a public announcement or statement to be made solely by Seller or Buyer, as the case may be. Nothing contained herein shall be construed to require any Party to obtain approval of the other Party to disclose information with respect to the transactions contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of any stock exchange and applicable securities laws.

   15.13 Severability. If any term or other provision of this Agreement
         -------------
is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

   15.14 Counterparts. This Agreement may be executed in any number of
         -------------
counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one Agreement.

 IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the day and year first above written.


(Registrant)            ATTEST:Black Dome Energy Corporation,
                               a Colorado Corporation
(Date)                         February 21,1997
By(Signature)                  /s/Edgar J. Huff
(Name and Title)               President

                        ATTEST:MBR Resources, Inc., an Oklahoma
                        Corporation

                        By:
                        Title:

                      EXHIBIT "A"

         DESCRIPTION OF SUBJECT PROPERTY AND LANDS


Lessor                  Lessee     Dated/Recorded    Legal Description


Pfeifer #1, #2, #3, #4, #5 Wells, located in Sections 30 and 31 of Township 33 South, Range 21 West, and Sections 25 and 36 of Township 33 South, Range 22 West, Clark County, Kansas



Aplonia Pfeifer, etal   M.O. Henry    2/3/51
                                    Book 15 Page 176     Township 33
                                                         South, Range
                                                         21 West
                                                         Section 30:
                                                         E2, S2SW
                                                         Section 31:
                                                         NW
                                                         Township 33
                                                         South, Range
                                                         22 West
                                                         Section 25:
                                                         SE
                                                         Section 36:
                                                         N2, SW
                                                         Clark County,
                                                         Kansas



Randall #2 SWD Well and Randall #3 Well, located in Section 36,
Township 34 South, Range 22 West, Clark County, Kansas

Grace E. Randall, etal  M.O. Henry   2/1/51
                                     Book 15 Page 173   Township 34
                                                        South, Range
                                                        22 West
                                                        Section 36:
                                                        S2
                                                        Clark County,
                                                        Kansas



    Grace E. Randall, etal
    M.O. Henry
    2/1/51
    Book 14 Page 216
    Township 34 South, Range 22 West
    Section 36: N2
    Clark County, Kansas









Theis #J-2 Well, located in Sections 34 and 35, Township 34 South, Range 25 West, Clark County, Kansas



Jennie E. Theis    The Atlantic  4/10/57
                   Refining      Book 21 Page 469      Township 34 South,
                   Company                             Range 25 West
                                                       Section 34: SE
                                                       Clark County, KS


Edna Ella Cox and              8/5/50
Leonard S Cox     Lindsey G.
                   Morgan      Book 12 Page 109        Township 34 South,
                                                       Range 25 West
                                                       Section 35: NW
                                                       Clark County,
                                                       Kansas








    And:











All of Seller's right, title and interest, if any, under that certain Operating Agreement dated 8/5/57, between The Atlantic Refining Company and Delhi-Taylor Oil Corporation, covering the S2 of Section 34 and W2 of
Section 35, Township 34 South, Range 25 West, Clark County, Kansas.




Theis #J-1 Well, located in Section 27, Township 34 South, Range 25 West, Clark County, Kansas



Jennie E. Theis    The Atlantic    4/10/57
                   Refining        Book 21 Page 461      Township 34
                   Corporation                           South, Range
                                                         25 West
                                                         Section 27: SW
                                                         Clark County,
                                                         Kansas

Sternberger #1& #2 Wells, located in Sections 1 and 12, Township 35 South, Range 14 West, and Section 6, Township 35 South, Range 13 West, Barber County, Kansas



Leon Sternberger and       Black Dome
Chonita Sternberger, h/w   Energy       2/15/94
                           Corporation  Book 264 Page 85   Township 35
                                                           South, Range
                                                           14 West
                                                           Section 1:
                                                           Lot 3, S2NW,
                                                           SW
                                                           Barber County,
                                                           KS



Ellis Rudy    Black Dome     3/1/94
              Energy         Book 264
              Corporation    Page 143    Township 35 South, Range 14 West
                                         Section 1: Lot 3, S2NW, SW
                                         Section 12: North 748' of the NW
                                         Barber County, KS



Louis Sternberger,                 3/12/56
a single person     L.E. Roberts   Book 78
                                   Page 279    Township 35 South, Range
                                               14 West Section 1: Lot 3,
                                               S2NW, SW
                                               Barber County, KS



Martha Sternberger, etal  Oil Fields, Inc.    8/1/65
                                              Book 122
                                              Page 377 Township 35 South,
                                                       Range 14 West
                                                       Section 1: Lot 4,
                                                       S2NE, N2SE
                                                       Township 35 South,
                                                       Range 13 West
                                                       Section 6: Lots
                                                       3,5,6, W 1/4 of
                                                       Lot 4
                                                       Barber County, KS



James D. Walsh                                         Township 35 South,
and Ann K. Walsh, h/w  W.J. Coppinger  3/24/54         Range 14 West
                                       Book 64         Section 1: Lots 3,
                                       Page 407        4, S2NE, S2NW, SW
                                       and re-recorded N2SE
                                       in Book 64 Page Township 35 South,
                                       501             Range 13 West
                                                       Section 6: Lots 3,
                                                       5,6, W 1/4 of Lot
                                                       4
                                                       Barber County, KS



Nora Sterling #1 Well, located in Section 31, Township 34 South, Range 12 West, Barber County, Kansas



Nora E. Sterling, etal  W.J. Coppinger  12/4/46
                                        Book 42 Page 379   Township 34
                                                           South, Range
                                                           12 West
                                                           Section 31: NE
                                                           Barber County,
                                                           KS


Sterling #1-B Well, located in Section 29, Township 34 South, Range 12 West, Barber County, Kansas


Christian Olson and
Cliffie E. Olson, h/w  W.J. Coppinger  12/2/46
                                       Book 42
                                       Page 367    Township 34 South,
                                                   Range 12 West
                                                   Section 29: N2NW
                                                   Barber County, KS



Edd Sterling and
Helena Sterling, h/w   W.J. Coppinger  12/3/46
                                       Book 42
                                       Page 195    Township 34 South,
                                                   Range 12 West
                                                   Section 29: S2NW
                                                   Barber County, KS

Welch #1-34, Major #1-34 Wells, located in Section 34, Township 19 North, Range 17 West, Dewey County, Oklahoma



William R. Krows and
Wrintha M. Krows, h/w    Scarth Oil & Gas    1/18/82
                         Company             Book 515
                                             Page 310  Township 19 North,
                                                       Range 17 West
                                                       Section 34: S2SW
                                                       Dewey County, OK


Wiley W. Major    Scarth Oil & Gas
                      Company      1/19/82
                                   Book 515
                                   Page 312    Township 19 North, Range
                                               17 West Section 34: NE, SE
                                               Dewey County, OK








    And:



All Seller's interest, if any, under that certain Pooling Order #221487, Cause #97211, issued by the Oklahoma Corporation Commission, dated 7/26/82.








All Seller's interest acquired by virtue of that certain Joint Operating Agreement dated 8/1/82 covering all of Section 34, Township 19 North, Range 17 West, Dewey County, Oklahoma, between Edwin L. Cox &
Berry R. Cox, as Operator and Black Dome Energy Corporation, etal.



Rosa Lee Kuhn #2 & #3, Miller 1-7, R.R. Rohrer #1 & #2, Shupe #5-1, H.E. Rohrer #1 Wells, located in Sections 5, 6 and 7, Township 28 North, Range 22 West, and Section 20, Township 29 North, Range 22 West, Harper County, Oklahoma



Oliver P. Shupe and
Patricia C. Shupe, h/w    Black Dome
                            Energy
                         Corporation    8/21/95
                                       Book 508
                                       Page 760  Township 28 North, Range
                                                 22 West Section 5: E2SW
                                                 Harper County, Oklahoma



Rosa Lee Kuhn and
Henry W. Kuhn      E.J. Harmon    7/10/56
                                  Book 96
                                  Page 647    Township 28 North, Range 22
                                              West Section 6: Lots 4,5,6,
                                              7, E2SW, W2SE
                                              Harper County, Oklahoma



Jeff Hawks    Carl S. Ford    7/10/56
                              Book 97
                              Page 517   Township 28 North, Range 22 West
                                         Section 6: Lots 4,5,6,7, E2SW,
                                         W2SE  Harper County, Oklahoma



H.M. Fowler    Carl S. Ford    8/6/56
                               Book 97
                               Page 520  Township 28 North, Range 22 West
                                         Section 6: Lots 4,5,6,7, E2SW,
                                         W2SE Harper County, Oklahoma



C.W. Smith    Carl S. Ford    7/10/56
                              Book 97
                              Page 512   Township 28 North, Range 22 West
                                         Section 6: Lots 4,5,6,7, E2SW,
                                         W2SE  Harper County, Oklahoma



Carl S. Ford    Sinclair Oil &
                Gas Company    7/10/56
                               Book 97
                               Page 515  Township 28 North, Range 22 West
                                         Section 6: Lots 4,5,6,7, E2SW,
                                         W2SE Harper County, Oklahoma



Roy S. Shupe and
Martha E. Shupe    Paul H. Albright    4/4/50
                                       Book 15
                                       Page 547  Township 28 North, Range
                                                 22 West Section 6: E2SE,
                                                 less 1 acre out of
                                                 the SESE (limited to the
                                                 Morrow Sand Formation
                                               only, gas and gas products
                                               only)
                                               Harper County, Oklahoma

Dependent School
District #7 of Harper
County, Oklahoma       Superior Oil
                        Company       2/21/59
                                      Book 122
                                      Page 202     Township 28 North,
                                                   Range 22 West
                                                   Section 6: 1 acre
                                                   in the  SESE
                                                  (limited to the Morrow
                                                   Sand Formation only,
                                                   gas only)
                                                   Harper County,
                                                   Oklahoma


Socony Mobil
Oil Co. Inc.    Sinclair Oil &
                 Gas Company      9/22/60
                                  Book 135
                                  Page 320    Township 28 North, Range 22
                                              West Section 6: SESE, less
                                              1 acre out of the SESE
                                             (limited to the Morrow Sand
                                              Formation only, gas and gas
                                              products only)
                                              Harper County, Oklahoma



Roy S. Shupe and
Martha E. Shupe     M.O. Henry    4/4/51
                                  Book 69
                                  Page 646    Township 28 North, Range 22
                                              West Section 6: Lot 1, SENE
                                             (less & except the Lansing,
                                              Oswego, Arbuckle & Basal
                                              Kansas City Formations)
                                              Harper County, Oklahoma



Robert R Rohrer and
Helen Rohrer, h/w     M.O. Henry   5/2/50
                                   Book 6
                                   Page 613   Township 28 North, Range 22
                                              West Section 6: Lots 2,3,
                                              SENW (less & except the
                                              Lansing, Oswego, Arbuckle
                                              & Kansas City Formations)
                                              Section 6:  SWNE (less &
                                              except  the Lansing, Oswego
                                              & Arbuckle Formations)
                                              Harper County, Oklahoma



J.H. Miller and
Myrtle L. Miller,
h/w                Paul H Albright  3/14/50
                                    Book 15
                                    Page 215  Township 28 North, Range 22
                                              West Section 7: NE
                                              Harper County, Oklahoma



Edith J. Stookey   Cranfill Fowler  4/17/50
                                    Book 15
                                    Page 333  Township 28 North, Range 22
                                              West Section 7: NE (limited
                                              to the Chester Formation
                                              between 5680' to 5960')
                                              Harper County, Oklahoma



Bonnie Audene Smith    Hondo Oil & Gas
                          Company      5/26/89
                                       Book 432
                                       Page 378  Township 28 North, Range
                                                 22 West Section 7: NE
                                                 Harper County, Oklahoma



Ula Mae Mills    Hondo Oil & Gas
                    Company           5/26/89
                                      Book 433
                                      Page 522   Township 28 North, Range
                                                 22 West Section 7: NE
                                                 Harper County, Oklahoma

Bev B. Miller   Hondo Oil & Gas
                   Company        5/26/89
                                  Book 432
                                  Page 315    Township 28 North, Range 22
                                              West Section 7: NE
                                              Harper County, Oklahoma



Russell Miller    Hondo Oil & Gas
                    Company        5/26/89
                                   Book 433
                                   Page 38    Township 28 North, Range 22
                                              West Section 7: NE
                                              Harper County, Oklahoma












W.S. Neff    Hondo Oil & Gas
                Company       5/26/89
                              Book 434
                              Page 106   Township 28 North, Range 22 West
                                         Section 7: NE
                                         Harper County, Oklahoma



Wangensteen Family Oil
Properties             Hondo Oil & Gas
                          Company       5/26/89
                                        Book 435
                                        Page 405   Township 28 North,
                                                   Range 22 West
                                                   Section 7: NE
                                                   Harper County,
                                                   Oklahoma



Estate of Charles Thomas
 Wangensteen, Jr.         Hondo Oil & Gas
                             Company       5/26/89
                                           Book 440
                                           Page 345   Township 28 North,
                                                      Range 22 West
                                                      Section 7: NE
                                                      Harper County,
                                                      Oklahoma



Murray A. Holcomb, et
ux                    Paul H. Albright   3/6/50
                                         Book 16
                                         Page 10    Township 28 North,
                                                    Range 22 West
                                                    Section 7: Lots 1,2,
                                                    E2NW  Harper County,
                                                    Oklahoma



Myrtle Miller    Sinclair Oil &
                  Gas Company      7/11/82
                                   Book 150
                                   Page 611    Township 28 North, Range
                                               22 West Section 7: A tract
                                               of land lying in NENE
                                               beginning at a point 30'
                                               south and 900' west of the
                                               NE corner of the NENE of
                                               said Section 7, thence
                                               south 300' to a point,
                                               thence west 300' to a
                                               point, thence north 300'
                                               to a point, thence east
                                               300' to the point of
                                               beginning, containing
                                               2.066 acres, m/l
                                               (surface lease only)
                                               Harper County, Oklahoma



Russell Miller    Atlantic Richfield
                       Company        5/2/79    Township 28 North, Range
                                                22 West Section 7: A
                                                tract of land in NWNE
                                                described as beginning
                                                at a point 36' east of
                                                the center line of said
                                                Section 7, and 244' south
                                                of the north line of
                                                said Section 7, thence
                                                south 416', thence east
                                                208', thence north 416',
                                                thence west 208' to the
                                                point of beginning,
                                                containing 1.9864 acres,
                                                m/l
                                                (Surface lease only)
                                                Harper County, Oklahoma

Henry E. Rohrer, Jr.  W. Neal Searcy   6/20/50
                                       Book 65
                                       Page 130    Township 29 North,
                                                   Range 22 West
                                                   Section 20: SW, S2NW
                                                   Harper County,
                                                   Oklahoma



A.L. Buzzard, a widow   W. Neal Searcy  6/20/50
                                        Book 65
                                        Page 133   Township 29 North,
                                                   Range 22 West
                                                   Section 20: SW, S2NW
                                                   Harper County,
                                                   Oklahoma



N.A.J. Reed   W. Neal Searcy   6/20/50
                               Book 65
                               Page 264  Township 29 North, Range 22 West
                                         Section 20: SW, S2NW
                                         Harper County, Oklahoma



Charley Currier, etal   W. Neal Searcy  6/19/50
                                        Book 66
                                        Page 576    Township 29 North,
                                                    Range 22 West
                                                    Section 20: SE
                                                    Harper County,
                                                    Oklahoma



C.E. German    J.F. Fielder   6/25/57
                              Book 109
                              Page 84    Township 29 North, Range 22 West
                                         Section 20: NENW, NE
                                         (from the surface to 5861')
                                         Section 20: NWNW
                                         Harper County, Oklahoma




Levina Hauth #2 Well, located in Section 21, Township 3 North, Range 26 ECM, Beaver County, Oklahoma



Frank A. Reimann,        The Ohio Oil   2/20/57
Guardian of the person   Company        Book 176
and estate of John T.                   Page 294
Reimann, an Incompetent
Person                                             Township 3 North,
                                                   Range 26 ECM
                                                   Section 21: SW
                                                   (From the surface to
                                                   the base of the
                                                   Tonkawa Formation)
                                                   Beaver County,
                                                   Oklahoma


Willie A. Wilkerson, aka  The Ohio Oil
W.A. Wilkerson, a single  Company
man                                    3/17/55
                                       Book 150
                                       Page 146    Township 3 North,
                                                   Range 26 ECM
                                                   Section 21: W2NW
                                                  (From the surface to
                                                   the base of the
                                                   Tonkawa Formation)
                                                   Beaver County,
                                                   Oklahoma



W.A. Wilkerson,         The Ohio Oil
Administrator of the     Company
Estate of George
Wilkerson, aka George
Wilson                                  6/28/57
                                        Book 179
                                        Page 419    Township 3 North,
                                                    Range 26 ECM
                                                    Section 21: W2NW
                                                   (From the surface to
                                                    the base of the
                                                    Tonkawa Formation)
                                                    Beaver County,
                                                    Oklahoma


Levina Hauth, a widow    The Ohio Oil
                           Company      1/22/55
                                        Book 148
                                        Page 95   Township 3 North, Range
                                                  26 ECM Section 21:
                                                  W2NE, E2NW (From the
                                                  surface to the base of
                                                  the Tonkawa Formation)
                                                  Beaver County, Oklahoma


Everet Ray Davis   Thomas E. Nix  5/16/55
                                  Book 151
                                  Page 122  Township 3 North, Range 26
                                            ECM Section 21: S2SE
                                           (From the surface to the base
                                            of the Tonkawa Formation)
                                            Beaver County, Oklahoma

Blanche Ward    JD Ferguson    1/28/50
                               Book 24
                               Page 293    Township 3 North, Range 26 ECM
                                           Section 21: E2NE, N2SE
                                          (From the surface to the base
                                           of the Tonkawa Formation)
                                           Beaver County, Oklahoma




Remlig Oil Company    J.M. Huber
                      Corporation    5/11/82
                                     Book 585
                                     Page 234    Township 3 North, Range
                                                 26 ECM Section 21: E2NE,
                                                 N2SE (From the surface
                                                 to the base of the
                                                 Tonkawa Formation)
                                                 Beaver County, Oklahoma




    And:
All right, title and interest acquired through that certain Declaration of Pooling dated 3/9/59 and recorded 4/8/59 in Book 194 Pages 302-303 of the records of Beaver County, Oklahoma








Taylor #1-13 Well, located in Section 13, Township 3 North, Range 24 ECM, Beaver County, Oklahoma



Chloe R. Taylor and Silas
N. Taylor, w/h            M.C. Bluhm    3/22/50
                                        Book 29
                                        Page 353  Township 3 North
                                                  Range 24 ECM
                                                  Section 13: E2W2
                                                  (as to the Tonkawa
                                                  Formation from
                                                  5400' to 5497')
                                                  Beaver County, Oklahoma



Chloe R. Taylor, a
widow               J.D. Ferguson    10/13/55
                                     Book 156
                                     Page 624       Township 3 North
                                                    Range 24 ECM
                                                    Section 13: W2E2
                                                    (as to the Tonkawa
                                                    Formation from
                                                    5400' to 5497')
                                                    Beaver County,
                                                    Oklahoma



W.E. Bass, a widower    Harper Oil
                         Company    4/26/56
                                    Book 163
                                    Page 371    Township 3 North Range
                                                24 ECM Section 13: W2W2
                                                (as to the Tonkawa
                                                Formation from
                                                5400' to 5497')
                                                Beaver County, Oklahoma



Kathryn H. Chandler and
Robert E. Humphreys      The Headington
                             Company      2/1/68
                                          Book 321
                                          Page 24    Township 3 North
                                                     Range 24 ECM
                                                     Section 13: E2E2
                                                     (from surface to
                                                     base of Douglas
                                                     Sand @
                                                     approximately 5500')
                                                     Beaver County,
                                                     Oklahoma



Sam K. Viersen, Same K.
Viersen, Jr. and
Episcopal Royalty
Company                The Headington
                          Company       1/23/68
                                        Book 321
                                        Page 21     Township 3 North
                                                    Range 24 ECM
                                                    Section 13: E2E2
                                                    (from surface to
                                                    base of Douglas
                                                    Sand @
                                                    approximately 5500')
                                                    Beaver County,
                                                    Oklahoma



Elizabeth N. Horkey    Sabine Oil
                      Industries, Inc.  1/30/68
                                        Book 321
                                        Page 27    Township 3 North
                                                   Range 24 ECM
                                                   Section 13: E2E2
                                                   (from surface to
                                                   base of Douglas
                                                   Sand @ approximately
                                                   5500')
                                                   Beaver County,
                                                   Oklahoma



James J. Taylor and
Alma L. Taylor      Harper Oil
                     Company    4/26/56
                                Book 163
                                Page 369  Township 3 North Range 24 ECM
                                          Section 13: E2E2
                                          (as to the Tonkawa Formation
                                          from 5400' to 5497')
                                          Beaver County, Oklahoma




Melvin #1 Well, located in the Jesse Barker Survey A-32, Lee County,
Texas



Willie Melvin, Jr. and
Delores M. Melvin       Don Bisett,
                         Trustee     8/12/80
                                     Volume 358
                                     Page 750 of Deeds   108.493 acres,
                                                         more or less out
                                                         of the Jesse
                                                         Barker Survey
                                                         A-32, as
                                                         described in a
                                                         Deed from Alfred
                                                         Palmer, etal to
                                                         Willie Melvin,
                                                         Jr., and dated
                                                         5/3/68, as
                                                         recorded in
                                                         Volume 179 Page
                                                         65 Deed Records.
                                                        Lee County, Texas

EXHIBIT "B"

                       EXCLUDED PROPERTIES

  1. Operations yard under lease by Seller, which is located in Medicine Lodge, Kansas, including all equipment and inventory located therein.

  2. One Happy 80 pumping unit with Ajax engine, which is currently located in Jack's Engine and Supply Yard in Medicine Lodge, Kansas.

                        EXHIBIT "C"


           ASSIGNMENT, BILL OF SALE AND CONVEYANCE

   This Assignment, Bill of Sale and Conveyance ("Assignment"), dated effective as of 11:59 p.m. on December 31, 1996, local time where the Leases (as defined below) are located (the "Effective Time"), is from BLACK DOME ENERGY CORPORATION, a Colorado corporation, whose address is 1536 Cole Boulevard, Suite 325, Golden, CO 80401, ("Grantor") to MBR RESOURCES, INC., whose address is 525 South Main Street, Suite 1200, Tulsa, OK 74103-4525, ("Grantee").

   WHEREAS, Grantor owns undivided interests in and to the oil and gas leases described in Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Leases"), insofar as the Leases cover and relate to the lands described in Exhibit "A" (the "Lands"), together with the Grantor's undivided interests in and to all the property and rights incident thereto, including without limitation, the wells and wellbores, whether useable or not, as generally described on Exhibit "A" (the "Wells"), the production therefrom, lands pooled or spaced therewith, all rights, in, to and under all agreements, production sales contracts, leases, permits, easements, licenses, options and orders in any way relating thereto, and in and to all data, personal property, fixtures and improvements now or as of the Effective Time thereon, appurtenant thereto or used or obtained in connection therewith or with the production or treating of hydrocarbons, water or salt water produced therefrom or attributable thereto, together with all other interests, including surface or mineral rights, owned by Grantor in and to the Leases and Lands, all of such interests of Grantor described in this paragraph being hereinafter collectively referred to as the "Subject Property",

   NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor has granted, bargained, sold, conveyed, assigned and delivered, and by these presents does hereby grant, bargain, sell, convey, assign and deliver, to Grantee all of Grantor's right, title and interest in the Subject Property.

   The Subject Property shall include all of Grantor's undivided interest in the following:

    A. All existing oil and gas leases covering the Lands as described on Exhibit "A" attached hereto;

    B. All existing agreements including, but not limited to, operating agreements, rights-of-way agreements and resolutions, releases, assignments, oil or gas sale contracts, gas gathering and processing contracts, and any and all other instruments and agreements pertaining thereto;

    C. All (i) wells (including productive wells, non-productive wells capable or not capable of production and useable and non-useable wellbores), tanks, pipelines, compressors, steam generators, fixtures, equipment, improvements, field office and related equipment (including any buildings or structures located on or in any equipment yards not specifically excluded from this sale), and other property and (ii) easements, rights-of-way, permits, licenses, servitudes, environmental permits, orders, rights, authorizations and appurtenances, used or held for use or related to the Leases, Lands and Wells or the development or operation thereof or the production, treatment, storage compression, processing or transportation of hydrocarbons therefrom or thereon;

   D. All rights and obligations arising from associated contracts applicable to the Leases, Lands, and Wells;

   E. All oil, gas or other minerals or other substances produced from or attributable to the Leases, Lands and Wells from and after the Effective Time, together with all proceeds from or attributable thereto

(with the exception that any oil in lease tanks above pipeline connections at the Effective Time shall remain the property of Grantor);

   F.  All goodwill associated with the Leases, Lands and Wells; and

   G. All oil and gas leases, working interests, overriding royalty interests, mineral interests, royalty interests and all other interests and property of every kind and character, insofar as the same cover or relate to the Lands, and the physical property thereon or used or obtained for use in connection therewith, even though such rights, titles and interests may be incorrectly or insufficiently described or referred to in, or a description thereof be omitted from Exhibit "A".

       TO HAVE AND TO HOLD the Subject Property unto Grantee, its successors and assigns, forever, subject to the following:

   1.This Assignment is made and accepted subject to the following (the "Existing Burdens"):

   a. All local, state and federal statutes, ordinances, rules and regulations applicable to the Subject Property;

   b. The terms and provisions of the oil, gas and mineral leases and assignments thereof to which this Assignment relates;

   c. Landowner royalties, overriding royalties, net profit interests, production payments or other burdens and encumbrances affecting the Subject Property;

   d. That certain Purchase and Sale Agreement ("Agreement") between Grantor and Grantee dated effective December 31, 1996.

   e.  All matters and conditions of the items described in subparagraph
(B) above;

   insofar and only to the extent that the Existing Burdens are validly existing, enforceable and applicable to the Subject Property. References herein to the Existing Burdens shall not create or constitute a recognition of any rights in third parties, or constitute any ratification or revival of rights or agreements that are no longer enforceable.

  2. All costs, expenses, disbursements, obligations and liabilities attributable to the Subject Property for any time prior to the Effective Time, regardless of when due or payable, shall be the sole obligation of Grantor and Grantor shall promptly pay, or if paid by Grantee, promptly reimburse Grantee for and hold Grantee harmless from and against same. All costs, expenses, disbursements, obligations and liabilities attributable to the Subject Property for periods of time from and after the Effective Time, regardless or when due or payable (including any and all liability arising from the plugging and abandonment of wells in accordance with applicable rules and regulations and the restoration of the surface), shall be the sole obligation of Grantee and Grantee shall promptly pay, or if paid by Grantor, promptly reimburse Grantor for and hold Grantor harmless from and against same. Notwithstanding anything herein to the contrary, all liabilities related to Environmental Matters (as defined in Paragraph 4 below) as to the Subject Property shall be the sole obligation of Grantee, regardless of when such liabilities occurred or arose.

   3. This Assignment is made and accepted without warranty of title, either express or implied, even to the return of the purchase price. This Assignment is made with full substitution and subrogation in and to all of the rights and actions of warranty that Grantor has or may have against predecessors in title.

      4. GRANTOR EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON
    LAW, BY STATUTE, OR OTHERWISE RELATING TO THE CONDITION OF
    ANY REAL OR PERSONAL PROPERTY, FIXTURES AND ITEMS OF
    MOVABLE PROPERTY COMPRISING ANY PART OF THE SUBJECT
    PROPERTY INCLUDING (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF
    MATERIALS; (iv) ANY RIGHTS OF GRANTEE UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION; (v) ENVIRONMENTAL DAMAGES OR DEFECTS, INCLUDING POLLUTION, CONTAMINATION, HAZARDOUS SUBSTANCES OR CONDITIONS,
    LEAKAGE, NATURALLY OCCURRING RADIATION,  WHETHER NOW
    KNOWN OR LATER DISCOVERED, AND WHICH OCCURRED BEFORE, ON,
    OR AFTER THE CLOSING DATE OF THIS ASSIGNMENT; (vi) ANY CLAIM BY GRANTEE FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN
    OR UNKNOWN, IT BEING EXPRESSLY UNDERSTOOD BY GRANTEE THAT
    THE PERSONAL PROPERTY, FIXTURES AND ITEMS, BOTH SURFACE AND SUBSURFACE ARE CONVEYED TO GRANTEE AS IS, WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR
    AND THAT GRANTEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS GRANTEE DEEMS APPROPRIATE.

  5. Grantor makes no representations or warranties of any kind with respect to deficiency payments under gas contracts covering or included with the Subject Property for which any party has a right to take deficiency gas therefrom. Grantee takes the Subject Property subject to any gas imbalances, whether over or under, that affect the Subject Property.

   6. This Assignment shall extend to, be binding upon and inure to the benefit of Grantor and Grantee and their respective successors and assigns.

  Witness the execution hereof this ____ day of February, 1997, but effective for all purposes as of the Effective Time.
         GRANTOR:

         ATTEST:BLACK DOME ENERGY CORPORATION,
         a Colorado Corporation


       _________________________________________________________________
          Title:Edgar J. Huff, President



         GRANTEE:

                        ATTEST:MBR RESOURCES, INC., an
                         Oklahoma Corporation


    __________________________________________________________________
    TitleBy:                              Clark Millspaugh, President

                         ACKNOWLEDGMENTS

    STATE OF _________________________  )
                                        )  SS
      COUNTY OF _______________________ )

         The foregoing instrument was acknowledged before me by Edgar
J. Huff, President of Black Dome Energy Corporation, a Colorado
Corporation, on behalf of said corporation, this ____ day of ________________, 1997.

         Witness my hand and official seal.

 My Commission expires:____________________________________
                       Notary Public
 ___________           Notary address:


    STATE OF _________________________  )
                                        )  SS
      COUNTY OF _______________________ )

         The foregoing instrument was acknowledged before me by Clark Millspaugh, President of MBR Resources, Inc., an Oklahoma Corporation, on behalf of said corporation, this ____ day of ________________, 1997.

         Witness my hand and official seal.

        My Commission expires:____________________________________
                                Notary Public
       ______________           Notary address:

                           EXHIBIT "D"

                        LIST OF WELLBORES


WELL NAME                 COUNTY/STATE         WORKING      NET REVENUE
                                              INTEREST       INTEREST


Sternberger #1           Barber County, KS      1.000000      .812500

Sternberger #2           Barber County, KS      1.000000      .805664

Kuhn, Rosa Lee #2        Harper County, OK      1.000000      .847635

Kuhn, Rosa Lee #3        Harper County, OK      1.000000      .875000

Miller #1-7              Harper County, OK      0.000000      .026091

Rohrer, HE #1            Harper County, OK      1.000000      .861328

Rohrer, RR #1            Harper County, OK      1.000000      .853852

Rohrer, RR #2            Harper County, OK       .196319      .171779

Shupe Unit #1-5          Harper County, OK       .490797      .429447


Melvin #1                Lee County, TX          .405000      .212625

Sterling, Nora #1        Barber County, KS      1.000000      .875000

Sterling #1-B            Barber County, KS      1.000000      .875000

Theis J-1                Clark County, KS       1.000000      .847656

Theis J-2                Clark County, KS       1.000000      .838320

Hauth #2                 Beaver County, OK      1.000000      .875000

Taylor #1-13             Beaver County, OK      1.000000      .757568

Major #1-34              Dewey County, OK        .051594      .041481

Welch #1-34              Dewey County, OK    BPO .052500   BPO.042190
                                             APO .051594   APO.041481

Pfeifer #1               Clark County, KS       0.000000      .071247

Pfeifer #2,3,4,5         Clark County, KS        .654258      .559391

Randall #2 SWD, #3       Clark County, KS        .666667      .583333